EXHIBIT 99.1

Molecular Templates to Present on Phase I Dose Escalation Study of MT-6402 at the 2023 American Society of Clinical Oncology (ASCO) Annual Meeting

AUSTIN, Texas, May 26, 2023 (GLOBE NEWSWIRE) -- Molecular Templates, Inc. (Nasdaq: MTEM, “Molecular Templates,” or “MTEM”), a clinical-stage biopharmaceutical company focused on the discovery and development of proprietary targeted biologic therapeutics, engineered toxin bodies (“ETBs”), to create novel therapies with potent differentiated mechanisms of action for cancer, announced today the presentation of a poster at the American Society of Clinical Oncology (“ASCO”) Annual Meeting, taking place June 2-6, 2023 in Chicago, IL. One-on-one meetings may be scheduled directly with Molecular Templates.

The poster will highlight interim efficacy and safety data on MT-6402, MTEM’s ETB program designed to activate T-cells through direct cell-kill of immunosuppressive PD-L1+ immune cells. MT-6402 can also deliver and induce the presentation of an MHC class I CMV antigen on tumor cells (antigen seeding mechanism of action) for pre-existing CD8 T-cell recognition and destruction in HLA-A*02/CMV+ patients with high PD-L1 expression on their tumors. MT-6402 continues to demonstrate pharmacodynamic effects and monotherapy activity in heavily pre-treated checkpoint therapy experienced patients. To date, no instances of capillary leak syndrome or other manifestations of innate immunity have been observed with any next-generation ETB.

Details
Presentation Title: MT-6402, an engineered toxin body (ETB) targeting PD-L1: Interim efficacy and safety data
Poster Number: 2552
Session: Developmental Therapeutics – Immunotherapy
Date/Time: 8 – 11am CST Saturday, June 3, 2023
Location: Board #394, Hall A (McCormick Place)
The poster will be available in the Presentations section of MTEM’s website.

About Molecular Templates
Molecular Templates is a clinical-stage biopharmaceutical company focused on the discovery and development of targeted biologic therapeutics. Our proprietary drug platform technology, known as engineered toxin bodies, or ETBs, leverages the resident biology of a genetically engineered form of Shiga-like Toxin A subunit to create novel therapies with potent and differentiated mechanisms of action for cancer.

Forward-Looking Statements
This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the “Act”). Molecular Templates disclaims any intent or obligation to update these forward-looking statements and claims the protection of the Act’s Safe Harbor for forward-looking statements.  All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, future financial position, future revenue, projected expenses, prospects, plans and objectives of management are forward-looking statements. In addition, when or if used in this press release, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to Molecular Templates may identify forward-looking statements. Examples of such statements include but are not limited to the safety or potential efficacy of Molecular Templates’ drug or biologic candidates; the expected participation and presentation at upcoming conferences; Molecular Templates’ belief that its proprietary biologic drug platform technology, or ETBs, provides for a differentiated mechanism of action for cancer; and the prospects for continued clinical development and regulatory approval. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors including, but not limited to the following: the uncertainties inherent in the preclinical and clinical development process, including the fact that interim results may not be indicative of future results; whether Molecular Templates’ cash resources, will be sufficient to fund its continuing operations for the periods and/or trials anticipated; Molecular Templates’ ability to timely enroll patients in its clinical trials; the ability of Molecular Templates’ to protect its intellectual property rights; and legislative, regulatory, political and economic developments, as well as those risks identified under the heading “Risk Factors” in Molecular Templates’ filings with the SEC. There can be no assurance that any of Molecular Templates’ drug or biologic candidates will be successfully developed, manufactured, or commercialized, that final results of clinical trials will be supportive of regulatory approvals required to market products, or that any of the forward-looking information provided herein will be proven accurate. Any forward-looking statements contained in this press release speak only as of the date hereof, and Molecular Templates specifically disclaims any obligation to update any forward-looking statement, whether because of new information, future events or otherwise.

Contacts:

Dr. Grace Kim
Head of Investor Relations
grace.kim@mtem.com